                                                                     EXHIBIT 5.1



                                 October 8, 1999


WorldGate Communications, Inc.
3190 Tremont Avenue, Suite 100
Trevose, Pennsylvania 19053

                  Re:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to WorldGate Communications, Inc. (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-87029) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering (a) an aggregate of up to 380,056 shares (the "Warrant Shares") of common stock (the "Common Stock") of the Company which may be sold by Ampal American Israel Corporation ("Ampal"), Strong River Investments, Inc. ("Strong River") and Deutsche Banc Alex Brown ("Deutsche Banc" and together with Ampal and Strong River, the "Warrant Selling Stockholders") upon exercise of, and issuance of the Warrant Shares pursuant to, warrants (the "Warrants") issued to Ampal and Strong River on March 2, 1999 and Deutsche Banc on November 24, 1997, and (b) an aggregate of up to 375,363 shares (the "Other Shares" and together with the Warrant Shares, the "Shares") that may be sold by the other selling stockholders listed in the Registration Statement (the "Other Selling Stockholders" and together with the Warrant Selling Stockholders, the "Selling Stockholders"). All terms used herein have the meanings assigned to them in the Registration Statement unless otherwise defined herein.

         In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-Laws, each as amended through the date hereof, minutes and resolutions of its Board of Directors, and such other documents and corporate records relating to the Company and the Shares as we have deemed appropriate for the purpose of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representatives of the Company.

         Based upon the foregoing, it is our opinion that when and if sold in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of sale), the Warrant Shares, upon issuance and payment therefor pursuant to the Warrants, and the Other Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/  Drinker Biddle & Reath LLP

                                          Drinker Biddle & Reath LLP




                                      -2-